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                                                                 EXHIBIT (10) k.

                         FIRST COMMUNITY FINANCIAL GROUP

                                OPTION AGREEMENT

              EMPLOYEE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN

                              AWARD TO KEN PARSONS

     THIS AGREEMENT is made the 30th day of September, 1996, by and between FIRST COMMUNITY FINANCIAL GROUP, a Washington corporation ("FCFG") and KEN PARSONS ("Employee").

         WHEREAS, Employee serves as President and Chief Executive Officer of First Community Financial Group and CEO of First Community Bank; and

         WHEREAS, FCFG considers it desirable and in its best interests and the interests of its shareholders that Employee be given an inducement to advance the interests of FCFG by possessing a proprietary interest; and

         WHEREAS, FCFG has committed itself to offer certain stock options to Employee;

         NOW, THEREFORE, it is agreed by and between the parties as follows:

         1. Grant of Option: FCFG hereby grants to Employee an option to purchase up to 60,000 shares of the common stock of FCFG at a price of $20.00 per share, at the times and according to the vesting schedule set forth below. This vesting will also be subject to option shares availability.

  Date Vested       # Options                      Purchase Requirements
    3/1/97         0 to 15,000*              All shares must be purchased within
    3/1/98         0 to 15,000*              10 years of March 1, 1996.
    3/1/99         0 to 15,000*
    3/1/00         0 to 15,000*


         *Shares to be vested will be based on "high performance" of First Community Bank as determined by FCFG executive committee along with Banking Consultants of America.


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         In the event of termination of employment for any reason, any options which have not vested are automatically terminated. Any Option shares which have vested may be exercised by Employee according to the terms of the Employee Stock Option and Restricted Stock Award Plan (the "Plan"). Option Shares which have not been vested shall not be considered to be "options" upon termination.

         In each case, an Option that is not exercised within the applicable time period expires. Options may be exercised at any time after vesting, but no later than the dates set forth above.

         2. Exercise of Option. The Option shall be exercised, in whole or in part, by written notice delivered to FCFG. Such notice shall state the number of shares to be purchased and be accompanied by a check in payment of the Option price and any applicable taxes for the specified shares. If any law or regulation requires that FCFG take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

         3. Grant of Limited Right. Simultaneously with the grant of the Options herein, FCFG grants to Employee a Limited Right identical to the number of Options Shares and with the same vesting schedule, in accordance with Section 3 of the Plan. Any Limited Right which corresponds to a Related Right which has not vested shall automatically expire upon the expiration of the Related Right.

         4. Terms and Conditions. The provisions of the Plan are incorporated herein as if fully set forth. A copy of the Plan is attached hereto as an exhibit. In the event the terms and conditions of this Option Agreement are inconsistent with the terms and conditions of the Plan, the Plan shall control, except that any Option Shares which have not been vested shall expire upon termination of Employee's employment.

         5. Investment Purposes. Employee acknowledges that there currently is no public market for the shares and it is not expected that any public market will develop. Shareholders may not be readily able to liquidate their investment in the event of an emergency or otherwise. Therefore, the Employee represents that the acquisition shall be for long-term investment and not with a view to resell.


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         6. Termination of Option. In the event Employee ceases to be employed at FCFG or its subsidiaries, any Options vested at that time may be exercised, in whole or in part, at any time within three (3) months as provided in Section III(h)(1) of the Plan, but not thereafter. Options which have not vested at such cessation of employment shall expire. Employee may not sell or transfer any shares acquired under the provisions of this paragraph for a period of one (1) year from exercise of the Option. Notwithstanding the foregoing, Employee hereby grants to the First Community Financial Group the right of first refusal in the event Employee elects to sell his shares at any time.

         7. Change in Control. In the event of any change in control, each outstanding Limited Right will be exercisable for a period of sixty (60) days following the date of such event, as provided in Section III (3) of the Plan. DATED to be effective the 1st day of March, 1996.

EMPLOYEE:                          FIRST COMMUNITY FINANCIAL GROUP:

/s/ Ken F. Parsons                 /s/ E. Paul DeTray
-------------------------          -----------------------------------
KEN F. PARSONS                     E. PAUL DETRAY, CHAIRMAN


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